                                                                    EXHIBIT 99.1

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                               LOAN SALE AGREEMENT


                                      among


                      GMAC EDUCATION LOAN FUNDING TRUST-I,
                                  as Purchaser


                         [ELIGIBLE LENDER TRUSTEE NAME],
                              as Purchaser Trustee


                                  GMAC ELF LLC,
                                    as Seller


                                       and


                         [ELIGIBLE LENDER TRUSTEE NAME],
                                as Seller Trustee


                               Dated as of [DATE]


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                                TABLE OF CONTENTS

                                                                             Page
Section 1    Definitions ......................................................1
Section 2    Sale of FFELP Loans ..............................................4
Section 3    Representations, Warranties, and Covenants of the Seller
             and the Seller Trustee ...........................................4
Section 4    [Reserved] ......................................................11
Section 5    Conditions of Purchase ..........................................11
Section 6    [Reserved] ......................................................12
Section 7    Repurchase Obligation ...........................................12
Section 8    Notification to Borrowers .......................................15
Section 9    Additional Covenants ............................................15
Section 10   Payment of Expenses and Taxes ...................................16
Section 11   [Reserved] ......................................................16
Section 12   Other Provisions ................................................16

EXHIBIT A    LOAN TRANSFER ADDENDUM
EXHIBIT B    SELLER'S CLOSING CERTIFICATE
EXHIBIT C    BLANKET ENDORSEMENT OF STUDENT LOAN PROMISSORY NOTES
EXHIBIT D    BILL OF SALE

                               LOAN SALE AGREEMENT

     This Loan Sale Agreement is made and entered into as of [DATE], by and among GMAC EDUCATION LOAN FUNDING TRUST-I, a Delaware statutory trust (the "Purchaser"), acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee for the Purchaser (the "Purchaser Trustee") and GMAC ELF LLC, a Delaware limited liability company (the "Seller") acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee for the Seller (the "Seller Trustee").

                              W I T N E S S E T H :

     WHEREAS, the Purchaser, by and through the Purchaser Trustee, desires to acquire from the Seller (by and through the Seller's Trustee) certain FFELP Loans (as defined below) to assist students in obtaining a post-secondary education, title to which will be held by the Purchaser Trustee pursuant to the Eligible Lender Trust Agreement, and the Seller, by and through the Seller Trustee, desires to sell certain FFELP Loans to the Purchaser, title to which will be held by and through the Purchaser Trustee, in accordance with the terms and conditions of this Loan Sale Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Loan Sale Agreement hereby agree as follows:

     SECTION 1. DEFINITIONS.

     "BILL OF SALE" has the meaning set forth in Section 5(b) hereof.

     "BLANKET ENDORSEMENT" has the meaning set forth in Section 5(b) hereof.

     "BORROWER" means the student or parent obligor under an Eligible Loan.

     "BUSINESS DAY" means any day of the week other than Saturday, Sunday, or a day which shall be a legal holiday in or a day on which national banking institutions are authorized or obligated by law or executive order to close.

     "CONSOLIDATION LOAN REBATE AMOUNT" means the payment due to the Secretary of Education pursuant to Section 428C(f) of the Higher Education Act.

     "DEFECT" has the meaning set forth in Section 7 hereof.

     "DELETED LOAN" has the meaning set forth in Section 7 hereof.

     "ELIGIBLE LENDER TRUST AGREEMENT" means the Eligible Lender Trust Agreement, dated as of [DATE], between the Purchaser Trustee and the Purchaser.

     "ELIGIBLE LOAN" means a FFELP Loan authorized to be acquired by the Purchaser by and through the Purchaser Trustee which (a) has been or will be made to a borrower for post-secondary

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education; (b) is Guaranteed; (c) is a consolidation loan which was originated under Section 428C of the Higher Education Act; (d) qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and (e) in all material respects, complies with each representation and warranty contained in Section 3(a) hereof, and in all respects with the requirements of the Federal Family Education Loan Program and the Higher Education Act, as of the applicable Loan Purchase Date or date of substitution for a Deleted Loan hereunder, as applicable.

     "FEDERAL CONTRACTS" means all agreements between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans insured or guaranteed by any Guarantee Agency and Interest Subsidy Payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.

     "FFELP LOANS" means those specific Federal Family Education Loan Program loans acquired by the Purchaser, by and acting through the Purchaser Trustee, from the Seller by and acting through the Seller Trustee pursuant to this Loan Sale Agreement, including, without limitation, the promissory notes evidencing such Loans and the related documentation in connection with each such loan.

     "GUARANTEE" or "GUARANTEED" means the guarantee by a Guarantee Agency, in accordance with the terms and conditions of the applicable Guarantee Agreement, of the principal of and accrued interest on the related FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of such FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Loans acquired by the Purchaser hereunder and guaranteed by such Guarantee Agency to the extent of the maximum reimbursement allowed by the Federal Contracts.

     "GUARANTEE AGENCY" means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a state or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Purchaser Trustee acting on behalf of the Purchaser.

     "GUARANTEE AGREEMENT" means the Federal Contracts, an agreement between a Guarantee Agency and either the Purchaser Trustee acting on behalf of the Purchaser or the Seller Trustee acting on behalf of the Seller providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Purchaser by and acting through the Purchaser Trustee or the Seller by and acting through the Seller Trustee from time to time, and any other similar guarantee or agreement issued by a Guarantee Agency to the Purchaser or the Purchaser Trustee pertaining to Eligible Loans.

     "GUARANTEED LOANS" means FFELP Loans that are Guaranteed.

     "GUARANTEE PROGRAM" means a Guarantee Agency's student loan guaranty program pursuant to which such Guarantee Agency guarantees or insures student loans.

     "HIGHER EDUCATION ACT" means Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

     "INTEREST SUBSIDY PAYMENTS" means interest subsidy payments received from the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.

     "LOAN PURCHASE DATE" means each date on which the Purchaser acting by and through the Purchaser Trustee, acquires Eligible Loans from the Seller acting by and through the Seller Trustee, as described in Section 2 hereof and the applicable Loan Transfer Addendum.

     "LOAN SALE AGREEMENT" means this Loan Sale Agreement, including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto, including, without limitation, each Loan Transfer Addendum.

     "LOAN TRANSFER ADDENDUM" means each Loan Transfer Addendum, in the form set forth in Exhibit A attached hereto and by this reference made a part hereof that is executed and delivered by the Seller, the Seller Trustee, the Purchaser and the Purchaser Trustee.

     "LOAN TRANSFER SCHEDULE" means a written schedule in the form attached to the Loan Transfer Addendum.

     "NOTE" means the promissory note of the Borrower and any amendment thereto evidencing the Borrower's obligation under a FFELP Loan.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "PURCHASER" has the meaning set forth in the preamble to this Loan Sale Agreement.

     "PURCHASE PRICE" with respect to FFELP Loans purchased hereunder, has the meaning set forth in the Loan Transfer Addendum.

     "PURCHASER TRUSTEE" has the meaning set forth in the preamble to this Loan Sale Agreement.

     "QUALIFIED SUBSTITUTE STUDENT LOAN" means a FFELP Loan being substituted for a Deleted Loan pursuant to Section 7 hereof that was originated under the same loan program and is guaranteed by a Guarantee Agency and entitles the holder thereof to receive interest at a per annum rate of interest that is at least equal to the per annum rate of interest of such Deleted Loan.

     "SECRETARY OF EDUCATION" means the Secretary of the United States Department of Education, or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     "SELLER" has the meaning set forth in the preamble to this Loan Sale Agreement.

     "SELLER TRUSTEE" has the meaning set forth in the preamble to this Loan Sale Agreement.

     "SELLER'S CLOSING CERTIFICATE" has the meaning set forth in Section 5(b) hereof.

     "SPECIAL ALLOWANCE PAYMENTS" means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.

     SECTION 2. SALE OF FFELP LOANS.

             (a) From time to time, the Seller, in its sole discretion, may offer to the Purchaser for purchase pursuant to the terms and conditions of this Loan Sale Agreement and the applicable Loan Transfer Addendum one or more portfolios of FFELP Loans. The Seller, acting by and through the Seller Trustee, hereby agrees to sell to the Purchaser acting by and through the Purchaser Trustee, and the Purchaser, acting by and through the Purchaser Trustee under the Eligible Lender Trust Agreement, hereby agrees to purchase from the Seller by and through the Seller Trustee, such portfolios of FFELP Loans that are Eligible Loans, all pursuant to this Loan Sale Agreement and as set forth in the applicable Loan Transfer Addendum.

             (b) Although the parties hereto intend that each transfer of the FFELP Loans hereunder constitutes an absolute assignment and transfer of ownership of all of the Seller's and Seller Trustee's right, title and interest in and to the FFELP Loans, and not a loan, if any such assignment is deemed to be a loan, the parties hereto intend that the rights and obligations of the parties hereto to such loan shall be established pursuant to the terms of this Loan Sale Agreement. The parties also intend and agree that the Seller and the Seller Trustee shall be deemed to have granted to the Purchaser and the Purchaser Trustee, each as their interests may appear, and the Seller and the Seller Trustee do hereby grant to the Purchaser and the Purchaser Trustee, a security interest in such FFELP Loans and that this Loan Sale Agreement shall constitute a security agreement under applicable law.

             (c) Delivery and payment for the FFELP Loans shall take place at a location to be reasonably specified by the Purchaser not later than the applicable Loan Purchase Date set forth in the Loan Transfer Addendum pertaining to such FFELP Loans.

     SECTION 3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SELLER AND THE SELLER TRUSTEE.

             (a) As an inducement to cause the Purchaser acting by and through the Purchaser Trustee to purchase the FFELP Loans hereunder from the Seller acting by and through the Seller Trustee on the Loan Purchase Date, the Seller makes the following

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     representations and warranties on the applicable Loan Purchase Date to the
     Purchaser and the Purchaser Trustee on each Loan Purchase Date (or such other date as is specifically set forth herein) with respect to each FFELP Loan transferred hereunder on the Loan Purchase Date:

                    (i) Any information furnished by the Seller to the Purchaser, or the Purchaser's agents with respect to the FFELP Loan, including the Loan Transfer Schedule attached to the Loan Transfer Addendum, is true, complete and correct in all material respects. Any payments on the FFELP Loans received by the Seller or its agent that have been allocated to reduction of principal and interest on such FFELP Loan have been allocated in accordance with the Higher Education Act.

                    (ii) The amount of the unpaid principal balance of the FFELP Loan shown on the Loan Transfer Schedule is correct, and the FFELP Loan is not subject to any counterclaim, offset, defense or right to rescission which can be asserted and maintained or which, with notice, lapse of time or the occurrence or failure to occur of any act or event could be asserted and maintained, by the Borrower against the Seller or the Purchaser as assignee thereof. The Seller shall have taken all reasonable actions to assure that the maker of the FFELP Loan has not and may not acquire a defense to the payment thereof. The FFELP Loan does not carry a rate of interest less than, or in excess of, the applicable rate of interest required by the Higher Education Act. If the Higher Education Act permits the Seller to charge an interest rate less than the applicable rate of interest, the FFELP Loan does not bear interest at a rate lower than the applicable rate of interest; provided, however, that the Purchaser may approve, in its sole discretion, in writing, interest reductions which are part of a borrower repayment incentive program of the Seller, the terms of which have been fully described in detail and in writing to the Purchaser.

                    (iii) Immediately prior to the sale and assignment of the FFELP Loan pursuant to this Loan Sale Agreement to the Purchaser and the Purchaser Trustee, the Seller was the sole beneficial owner of the FFELP Loan, and together the Seller and the Seller Trustee held good and marketable title to the FFELP Loan, free and clear of all security interests of any description, liens, charges, claims, offsets, defenses, counterclaims, or encumbrances of any nature.

                    (iv) The FFELP Loan has been duly executed and delivered, is in full force and effect in accordance with its terms, and constitutes the legal, valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.

                    (v) The FFELP Loan has been properly originated and is an Eligible Loan.

                    (vi) The Seller and any independent servicer have each exercised and shall continue to exercise, until the applicable Loan Purchase Date, due diligence and reasonable care in making, administering, servicing and collecting the FFELP Loan, and, to the Seller's knowledge, all disclosures of information required to be made in connection therewith pursuant to the Higher Education Act have been made.

                    (vii) The FFELP Loan has been duly made and serviced in accordance with the provisions of the Higher Education Act and all other applicable federal and state laws.

                    (viii) The Seller or the lender that originated the FFELP Loan, has reported and paid or will pay when due the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected.

                    (ix) The Seller or originating lender has made or will make any refund of an origination fee due and owing in connection with the FFELP Loan that may be required pursuant to the Higher Education Act.

                    (x) The FFELP Loan is Guaranteed; each Guarantee, is in full force and effect, is freely transferable as an incident to the transfer of the related FFELP Loan and is valid and binding upon the parties thereto; all amounts due and payable to the Secretary of Education or a Guarantee Agency, as the case may be, have been paid in full by the Seller or a previous beneficial owner of the FFELP Loan and the FFELP Loan has not at any time been tendered to either the Secretary of Education or any Guarantee Agency for payment.

                    (xi) The FFELP Loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

                    (xii) The FFELP Loan is evidenced by an executed Note (which may be in electronic form), which Note is a valid and binding obligation of the Borrower, enforceable by or on behalf of the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies, and by principles of equity.

                    (xiii) The FFELP Loan has no payment that is more than [___] days overdue and no default, breach, violation or event permitting acceleration under the terms of the FFELP Loan has arisen; and neither the Seller nor any predecessor holder of the FFELP Loan has waived any of the foregoing other than as approved in writing by the Purchaser.

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                    (xiv)   The FFELP Loan is accruing interest (whether or not
             such interest is being paid currently, either by the Borrower or the Secretary of Education, or is being capitalized).

                    (xv)    Other than in connection with this Loan Sale
             Agreement: (i) the Seller has not pledged, assigned, transferred, granted a security interest in, or otherwise conveyed the FFELP Loan and (ii) the Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the FFELP Loan other than any financing statement relating to transfer of the FFELP Loan pursuant to this Loan Sale Agreement. The Seller is not aware of any judgment or tax lien filings against the Seller.

                    (xvi) The Note evidencing the FFELP Loan has no marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser. There is only one original executed copy of the Note evidencing the FFELP Loan. The parties acknowledge that the Seller has not independently reviewed the Note.

                    (xvii) The Borrower under the FFELP Loan is not noted in the related loan file as a debtor in a bankruptcy proceeding.

                    (xviii) All Consolidation Loan Rebate Amounts with respect to the FFELP Loan due through the end of the month preceding the Loan Purchase Date have been or will be paid as required by the Higher Education Act on or before the date due.

             (b) As an inducement to cause the Purchaser acting by and through the Purchaser Trustee to purchase the FFELP Loans hereunder from the Seller acting by and through the Seller Trustee on each Loan Purchase Date, the Seller makes the following representations and warranties on the applicable Loan Purchase Date to the Purchaser and the Purchaser Trustee on each Loan Purchase Date (or such other date as is specifically set forth herein):

                    (i) The Seller is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization and has the power and authority to own its assets and carry on its business as now being conducted.

                    (ii) The Seller has, and its officers acting on its behalf have, full legal power and authority to execute and deliver, and to perform in accordance with, this Loan Sale Agreement.

                    (iii) The execution and delivery of this Loan Sale Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Loan Sale Agreement do not and will not (A) result in the breach of any terms or provisions of the Certificate of Formation or the Limited Liability Company Agreement of the Seller or (B) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or its property is subject or by which it is bound or constitute a default or result in an acceleration of any obligation thereunder. The Seller is not a party, and neither it nor its property are subject, to or bound by any agreement or instrument or subject to any charter or other limited liability company restriction, or judgment, order, writ, injunction, or decree of any court, or law, or rule, regulation, order or demand of any federal, state, municipal or governmental agency that would materially and adversely affect the condition (financial or other) or operations of the Seller, the ability of the Seller to perform its obligations under this Loan Sale Agreement or the ownership of the Purchaser or the Purchaser Trustee of the FFELP Loans purchased hereunder.

                    (iv) This Loan Sale Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                    (v) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required of Seller to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary or advisable in connection with the sale of the FFELP Loans hereunder and the execution and delivery by the Seller of this Loan Sale Agreement and related documents (i) have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, (ii) are not subject to any pending proceedings or pending or possible future appeals (administrative, judicial or otherwise) and (iii) are adequate to authorize the consummation and performance of the transactions contemplated by this Loan Sale Agreement and the related documents on the part of the Seller.

                    (vi) There are no proceedings or investigations pending or, to the Seller Trustee's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Loan Sale Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Sale Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller Trustee of its obligations under, or the validity or enforceability of, this Loan Sale Agreement.

                    (vii) There is no action, suit, proceeding, or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, either in any one instance or in the aggregate, (i) may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or prohibit or prevent any action taken or to be taken by the Seller in connection with its obligations contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Loan Sale Agreement or (ii) would draw into question the validity of this Loan Sale Agreement, the FFELP Loans sold hereunder, or the title or interest of the Seller in the FFELP Loans.

                    (viii) Seller has not employed or otherwise engaged any broker or finder in connection with the negotiation or execution of this Loan Sale Agreement. Seller has not conducted the negotiations with respect to this Loan Sale Agreement or the transactions to be effected pursuant to this Loan Sale Agreement in such a manner as to give rise to any claims against Purchaser for any brokerage commission, finder's fee or similar payment.

                    (ix) The transfer, assignment and conveyance of the FFELP Loans by the Seller pursuant to this Loan Sale Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. The Seller is not transferring the FFELP Loans with an actual intent to hinder, delay or defraud any of its creditors. The Seller is solvent and will not be rendered insolvent by the sale of the FFELP Loans hereunder.

                    (x) To the best knowledge of the Seller, the consideration received by the Seller for the sale of the FFELP Loans equals the fair market value of such FFELP Loans. The Seller has received fair consideration and reasonably equivalent value in exchange for the sale of the FFELP Loans pursuant to this Loan Sale Agreement.

                    (xi) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                    (xii) All amounts due to the servicer of the FFELP Loans on behalf of the Seller have been paid or will be paid, or caused to be paid, when due by the Seller.

             (c) As an inducement to cause the Purchaser acting by and through the Purchaser Trustee to purchase the FFELP Loans hereunder from the Seller acting by and through the Seller Trustee on each Loan Purchase Date, the Seller acting by and through Seller Trustee makes the following representations and warranties on the applicable Loan Purchase Date to the Purchaser and the Purchaser Trustee on each Loan Purchase Date (or such other date as is specifically set forth herein):

                    (i) The Seller Trustee is duly organized, validly existing as a [national banking association] [state chartered banking corporation] with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                    (ii) The Seller Trustee has the power and authority to execute and deliver this Loan Sale Agreement and to carry out its terms, and the execution, delivery and performance of this Loan Sale Agreement have been duly authorized by the Seller Trustee by all necessary corporate action.

                    (iii) This Loan Sale Agreement constitutes a valid and binding obligation of the Seller Trustee enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                    (iv) The consummation of the transactions contemplated by this Loan Sale Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Seller Trustee or any agreement or other instrument to which the Seller Trustee is a party or by which it is bound.

                    (v) There are no proceedings or investigations pending or, to the Seller Trustee's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller Trustee or its properties: (A) asserting the invalidity of this Loan Sale Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Sale Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller Trustee of its obligations under, or the validity or enforceability of, this Loan Sale Agreement.

                    (vi) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required of the Seller Trustee to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the sale of the FFELP Loans hereunder and the execution and delivery by the Seller Trustee of this Loan Sale Agreement and related documents (i) have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, (ii) are not subject to any pending proceedings or pending or possible future appeals (administrative, judicial or otherwise) and (iii) are adequate to authorize the consummation and performance of the transactions contemplated by this Loan Sale Agreement and the related documents on the part of the Seller Trustee.

                    (vii) The Seller Trustee is not a party, and neither it nor its property are subject, to or bound by any agreement or instrument or subject to any charter or other corporation restriction, or judgment, order, writ, injunction, or decree of any court, or law, or rule, regulation, order or demand of any federal, state, municipal or governmental agency which might have consequences that would materially and adversely affect the ability of the Seller Trustee to perform its obligations under this Loan Sale Agreement or the ownership of the Purchaser or the Purchaser Trustee of the FFELP Loans purchased hereunder.

                    (viii) The Seller Trustee has not received written notice of any adverse claim (as such terms are used in Delaware UCC
             Section 8-302) with respect to the FFELP Loans.

                    (ix) The Seller Trustee is an eligible lender or other qualified holder of loans originated pursuant to the Federal Family Education Loan Program established under the Higher Education Act.

                    (x) The Seller Trustee has in its possession a copy of the endorsement and Loan Transmittal Summary Form identifying the Note that constitute or evidence each FFELP Loan sold and assigned hereunder on the applicable Loan Transfer Date.

                    (xi) With respect to each FFELP Loan sold and assigned hereunder on the applicable Loan Transfer Date, and other than in connection with this Loan Sale Agreement or in connection with a transfer of the FFELP Loan to the Seller with respect to which the Seller Trustee was an eligible lender trustee acting on behalf of the transferor of such FFELP Loan to the Seller: (i) the Seller Trustee has not pledged, assigned, transferred, granted a security interest in, or otherwise conveyed the FFELP Loan and (ii) the Seller Trustee has not authorized the filing of and is not aware of any financing statements filed against the Seller Trustee that include a description of collateral covering the FFELP Loan.

                    (xii) With respect to each FFELP Loan sold and assigned hereunder on the applicable Loan Transfer Date, immediately prior to the sale and assignment of the FFELP Loan pursuant to this Loan Sale Agreement to the Purchaser and the Purchaser Trustee, the Seller Trustee held good and indefeasible legal title to the FFELP Loan for the benefit of the Seller, which legal title was free and clear of all security interests of any description, liens, charges, claims, offsets, defenses, counterclaims, or encumbrances of any nature.

             (d) Each representation, warranty, certification, covenant and agreement contained in this Loan Sale Agreement shall survive each Loan Purchase Date.

     SECTION 4. [RESERVED]

     SECTION 5. CONDITIONS OF PURCHASE. The Purchaser's obligation to acquire and pay for the FFELP Loans hereunder by and through the Purchaser Trustee as of any Loan Purchase Date shall be subject to each of the following conditions precedent:

             (a) All representations and warranties by or on behalf of the Seller contained in this Loan Sale Agreement shall be true in all material respects on the applicable Loan Purchase Date (or such other date as is specifically set forth herein with respect to any such representation or warranty).

             (b) Execution (where required) and delivery by the Seller and the Seller Trustee to the Purchaser and the Purchaser Trustee on or before the Loan Purchase Date of the following completed documentation: (i) the Loan Transfer Addendum; (ii) a Seller's Closing Certificate dated as of the Loan Purchase Date substantially in the form of Exhibit B attached hereto and by this reference made a part hereof (and delivery of the documents described in Exhibit B) (a "Seller's Closing Certificate"); (iii) a Blanket Endorsement dated as of the Loan Purchase Date substantially in the form set forth in Exhibit C attached hereto and by this reference made a part hereof (a "Blanket Endorsement"); (iv) a Bill of Sale dated as of the Loan Purchase Date substantially in the form set forth in Exhibit D attached hereto and by this reference made a part hereof (a "Bill of Sale"); (v) UCC-1 Financing Statements evidencing the transfer from the Seller and the Seller Trustee to the Purchaser Trustee on behalf and at the written direction of the Purchaser and UCC lien searches sufficiently in advance of the Loan Purchase Date so as to permit review thereof by the Purchaser to its satisfaction, if either or both are requested by the Purchaser; and
     (vi) UCC termination statements or releases, if any, requested by the Purchaser releasing any security interest in one or more FFELP Loans to be purchased on the Loan Purchase Date.

             (c) Any notification to or approval by the Secretary of Education or a Guarantee Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Purchaser.

             (d) The entire interest of the Seller in each FFELP Loan shall have been duly assigned pursuant to a Blanket Endorsement, such endorsement to be without recourse except as provided in Section 7 hereof.

             (e) Physical custody and possession of the FFELP Loans (including, without limitation, all information and documentation which is described in a Seller's Closing Certificate) shall be transferred in the manner directed by the Purchaser.

     SECTION 6. [RESERVED]

     SECTION 7. REPURCHASE OBLIGATION.

             (a) Following the purchase of a FFELP Loan hereunder, any of the following shall be deemed a "Defect" with respect to such FFELP Loan notwithstanding any review of the FFELP Loans by the Purchaser or its representative hereunder:

                    (i) any representation or warranty made or furnished by the Seller or the Seller Trustee pursuant to Section 3(a) of this Loan Sale Agreement was untrue or incorrect as of the date made in any material respect, including, without limitation, in any respect that materially and adversely affects the value of, or the interests of the Purchaser or the Purchaser Trustee in, the one or more of the related FFELP Loans purchased on the Loan Purchase Date or on all Loan Purchase Dates, either individually or in the aggregate;

                    (ii) the Secretary of Education or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan, including any claim for Interest Subsidy Payments, Special Allowance Payments, insurance, reinsurance or Guarantee payments on account of any circumstance or event that occurred prior to the sale of such FFELP Loan to the Purchaser by and through the Purchaser Trustee pursuant to this Loan Sale Agreement;

                    (iii) on account of any wrongful or negligent act or omission of the Seller, the originating lender or its or their servicing agents, that occurred prior to the sale of a FFELP Loan to the Purchaser pursuant to this Loan Sale Agreement, a defense customarily and commonly understood to be valid and not frivolous that could make the loan unenforceable is asserted by a Borrower, maker or endorser, if any, of the FFELP Loan with respect to his or her obligation to pay all or any part of the FFELP Loan; or

                    (iv) the instrument that Seller purports to be a FFELP Loan is not, in fact, a FFELP Loan.

             (b) With respect to a FFELP Loan purchased or substituted hereunder having a Defect, the Seller shall:

                    (i) cure such Defect or cause such Defect to be cured within a period of [___] days from the date the Seller discovers or receives notice from the Purchaser or its assignee of the existence of such Defect; provided that, if the cure for a Defect includes an adjustment to the Purchase Price, the Purchaser and the Seller shall use their best efforts to agree to, and the applicable party shall pay, such adjustment within a period of [___] days from the first date of discovery by the Seller or receipt of notice of the existence of such Defect; or

                    (ii) in the event such Defect is not cured or, cannot be cured within the period specified in Section 7(b)(i) hereof, within a period of [___] days from the earlier of the date the Seller discovers or receives notice from the Purchaser of such Defect, repurchase the related FFELP Loan from the Purchaser at a price equal to (1) the unpaid principal balance of such FFELP Loan at the date of repurchase, plus (2) any accrued and unpaid interest at the rate of interest borne by such FFELP Loan to the date of the repurchase, plus (3) any premium paid by the Purchaser for the outstanding balance of such FFELP Loan, plus (4) any amounts owed to the Secretary of Education by the Purchaser with respect to such FFELP Loan arising as a result of the action or inaction of the Seller, plus (5) any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the Purchaser and the Purchaser Trustee in connection with such FFELP Loan, minus (6) any accrued Consolidation Loan Rebate Amount from the beginning of the calendar month of repurchase to and including the date of repurchase. The repurchase proceeds for a FFELP Loan repurchased pursuant to this Section 7 shall be remitted by the Seller on the date of repurchase as instructed by the Purchaser; or

                    (iii) at Seller's option, in its sole discretion, in the event such Defect is not cured or, cannot be cured within the period specified in Section 7(b)(i) hereof, substitute a Qualified Substitute Student Loan pursuant to Section 7(c) hereof for the FFELP Loan to which the Defect relates within the time period required in this Loan Sale Agreement for repurchase of such FFELP Loan.

             (c)    In lieu of repurchasing any FFELP Loan pursuant to
     Section 7(b)(ii) hereof, the Seller may, at its option, substitute a Qualified Substitute Student Loan for such FFELP Loan (the "Deleted Loan") in the manner described below. Such substitution shall be effected by the Seller delivering a Bill of Sale substantially in the form of Exhibit D hereto and such other documents as are required in connection with the purchase of a FFELP Loan hereunder to the Purchaser or its designee. Upon such substitution, (i) the Qualified Substitute Student Loan shall be subject to this Loan Sale Agreement in all respects; (ii) with respect to the Qualified Substitute Student Loan the Seller and the Seller Trustee shall deliver to the Purchaser and the Purchaser Trustee a completed and executed Blanket Endorsement and Bill of Sale, each dated as of the date of substitution; and (iii) the Seller shall be deemed to have made each of the representations and warranties included in Section 3(a) hereof with respect to such Qualified Substitute Student Loan as of the date of substitution. On the date of substitution, the Seller shall pay to the Purchaser an amount equal to (A) the excess, if any, between the then outstanding principal balance of the Deleted Loan and the Qualified Substitute Student Loan and any premium paid by the Purchaser on such excess, plus (B) accrued and unpaid interest on the Deleted Loan minus accrued and unpaid interest on the Qualified Substitute Student Loan that is transferred to the Purchaser, plus (C) any amounts owed to the Secretary of Education by the Purchaser with respect to the Deleted Loan arising as a result of the action or inaction of the Seller, plus (D) any amounts due to the Purchaser attributable to any difference in amount of the Consolidation Loan Rebate Amount accrued and unpaid from the beginning of the calendar month of substitution to and including the date of substitution as between the Deleted Loan and the Qualified Substitute Student Loan. Upon compliance by the Seller with all of the terms of this Section 7 with respect to an Qualified Substitute Student Loan, the Purchaser shall promptly thereafter effect or cause to be effected the reconveyance to the Seller of the Deleted Loan, without recourse.

             (d) Upon repurchase by the Seller of a FFELP Loan or the substitution of a Qualified Substitute Student Loan for a Deleted Loan in compliance with all of the terms of this Section 7, (i) the Purchaser and the Purchaser Trustee agree to and do hereby sell, transfer, assign, and otherwise convey to the Seller and the Seller Trustee, without recourse, all right, title and interest of the Purchaser and the Purchaser Trustee in and to such FFELP Loan or Deleted Loan, as applicable, (ii) the Purchaser and the Purchaser Trustee each as to itself represents and warrants that it
     (A) is conveying its respective rights, titles, and interests in and to such FFELP Loan or Deleted Loan, as applicable subject to no encumbrances imposed or suffered by it and (B) it has full power and authority to so convey such rights, titles, and interests, and (iii) the Seller and the Seller Trustee do hereby accept such sale, transfer, assignment and conveyance.

             (e) Upon repurchase by the Seller of a FFELP Loan or the substitution of a Qualified Substitute Student Loan for a Deleted Loan hereunder, the Purchaser or the Purchaser's Trustee if so directed by the
     Purchaser: (1) shall remit to the Seller (or as directed by the Seller) all interest payments (including Interest Subsidy Payments and Special Allowance Payments) with respect to the applicable FFELP Loan or Deleted Loan collected by the Purchaser on or after the related Loan Purchase Date,
     (2) shall return to the Seller (or as otherwise directed by the Seller) all documents related to the applicable FFELP Loan or Deleted Loan, including all documents delivered by Seller to Purchaser in accordance with this Loan Sale Agreement, (3) shall transmit to the Seller (or as otherwise directed by the Seller) any written communication (including letters, notices or death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations) received by the Purchaser or the Purchaser Trustee after the applicable Loan Purchase Date with respect to the FFELP Loan, the Deleted Loan or the related Borrower, and (4) shall execute any documents, instruments, or assignments necessary to effect the transfer and assignment of all of the Purchaser Trustee's and Purchaser's right, title and interest in and to the FFELP Loans (or purported FFELP Loan) or Deleted Loan (including any right to accrued interest thereon and any Special Allowance Payments and Interest Subsidy Payments) to the Seller (or the Seller Trustee on its behalf) and shall release or terminate any liens in effect with respect to any such FFELP Loan (or purported FFELP Loans) or the Deleted Loan.

             (f) The sole remedy of the Purchaser and the Purchaser Trustee with respect to the occurrence of a Defect, and the agreement contained in this Section, shall be to require the Seller acting through the Seller Trustee to repurchase the related FFELP Loan or substitute a Qualified Substitute Student Loan for the Deleted Loan as provided pursuant to this Section.

     SECTION 8. NOTIFICATION TO BORROWERS. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Purchaser Trustee of the Seller's and the Seller Trustee's interests in such FFELP Loans and the Seller or its agent shall direct each Borrower to make all payments thereon directly to the Purchaser or as it may otherwise designate.

     SECTION 9. ADDITIONAL COVENANTS.

             (a) The Seller shall promptly remit, or cause to be remitted, to the Purchaser all funds received by the Seller after the Loan Purchase Date which constitute payments of principal, interest, Interest Subsidy Payments or Special Allowance Payments accrued after the Loan Purchase Date with respect to any FFELP Loan; provided, however, that the Seller shall be entitled to retain such Interest Subsidy Payments or Special Allowance Payments to the extent accrued (i) with respect to a repurchased FFELP Loan, after the date of repurchase pursuant to Section 7(b)(ii) hereof or
     (ii) with respect to a Deleted Loan, after the date of substitution for a Qualified Substitute Student Loan pursuant to Sections 7(b)(ii) and 7(c) hereof.

             (b) With respect to a FFELP Loan or the Borrower under such a FFELP Loan, the Seller shall immediately transmit to the Purchaser any communication received by the Seller after the related Loan Purchase Date with respect to the FFELP Loan or the Borrower. Such communications shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

             (c) The Seller shall not organize under the law of any jurisdiction other than the state under which it is organized as of the initial Loan Purchase Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving at least [___] days prior written notice of such action to the Purchaser. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser's interests in the FFELP Loans.

     SECTION 10. PAYMENT OF EXPENSES AND TAXES. The Seller and the Purchaser shall pay its own expenses and that of the Seller Trustee and Purchaser Trustee, as applicable, incurred in connection with the preparation, execution and delivery of this Loan Sale Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale of the FFELP Loans pursuant to this Loan Sale Agreement.

     SECTION 11. [RESERVED]

     SECTION 12. OTHER PROVISIONS.

             (a) At any time, and from time to time hereafter, upon the reasonable request of the Purchaser, and without payment of further consideration to the Seller, the Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, recordings and assurances as may be required in order to better assign, transfer, grant, convey, assure and confirm to the Purchaser, or to permit the Purchaser to collect and reduce to possession, any or all of the FFELP Loans sold hereunder.

             (b) The Seller shall furnish to the Purchaser such information related to the origination and servicing of the FFELP Loans that is reasonably available to the Seller.

             (c) Each of the Seller and the Seller Trustee hereby irrevocably appoint the Purchaser and the Purchaser Trustee as their true and lawful attorney-in-fact, with full power of substitution, in their respective names and stead and on their respective behalves, for the purpose of taking any action with respect to, or effectuating any further sale, assignment, transfer or delivery of, any FFELP Loan or any part thereof or any interest therein pursuant to the terms of this Loan Sale Agreement, the Seller and the Seller Trustee hereby ratifying and confirming all that such attorney-in-fact or any substitute shall lawfully do by virtue hereof.

             (d) This Loan Sale Agreement sets forth the entire understanding among the parties hereto as to the subject matter set forth herein. The provisions of this Loan Sale Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

             (e) This Loan Sale Agreement shall be governed by the laws of the State of Colorado, without giving effect to principles of conflicts of law. The parties acknowledge that there are substantial contacts between the parties and the transactions contemplated herein and the State of Colorado. For purposes of any action or proceeding arising out of this Loan Sale Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the City and County of Denver in the State of Colorado and the parties hereto consent that they may be served with any process or paper by registered mail at the address set forth in Section 11(i) hereof, or by personal service within or without the State of Colorado in accordance with applicable law. Furthermore, the parties waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.

             (f) All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

             (g) This Loan Sale Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

             (h) If any provision of this Loan Sale Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Loan Sale Agreement or any part hereof.

             (i) All notices, requests, demands or other instruments which may or are required to be given by either party to the other shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 48 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, by overnight courier, or by telecopy, addressed as follows:

             If to the Purchaser:

             GMAC EDUCATION LOAN FUNDING TRUST-I
             c/o GMAC Commercial Holding Capital Corp.
             [ADDRESS]
             Attention: [NAME]
             Telephone: [NUMBER]
             Facsimile: [NUMBER]

             with a copy to the Purchaser Trustee at:

             [ELIGIBLE LENDER TRUSTEE NAME]
             [ADDRESS]
             Attention: [Corporate Trust Department]
             Telephone: [NUMBER]
             Facsimile: [NUMBER]

             If to the Seller:

             GMAC ELF LLC
             [ADDRESS]
             Attention: [NAME]
             Telephone: [NUMBER]
             Facsimile: [NUMBER]

             with a copy to the Seller Trustee at:

             [ELIGIBLE LENDER TRUSTEE NAME]
             [ADDRESS]
             Attention: [Corporate Trust Department]
             Telephone: [NUMBER]
             Facsimile: [NUMBER]

     Any party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

             (j) The Seller acknowledges that the Purchaser and, upon request of the Purchaser, the Purchaser Trustee may assign or otherwise transfer any or all of the FFELP Loans at any time without the consent of the Seller or the Seller Trustee.

             (k) All of the terms and conditions of this Loan Sale Agreement shall be binding upon and inure to the benefit of the Purchaser, the Purchaser Trustee, the Seller, the Seller Trustee and their respective successors and assigns; provided, however, that no party to this agreement shall assign or delegate any of their respective rights, privileges or duties arising under this Loan Sale Agreement without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld), and any attempted or purported assignment or delegation without such prior consent shall be (i) null and void AB INITIO and (ii) constitute a material breach and default by assigning party of its respective obligations under this Loan Sale Agreement.

             (l) Subject to Section 7(f) hereof, no remedy by the terms of this Loan Sale Agreement conferred upon or reserved to a party hereto is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Sale Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction) or by statute on or after the date of this Loan Sale Agreement.

             (m) Acts to be taken by the Purchaser with respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Purchaser Trustee as directed by the Purchaser in writing, which qualifies as an "eligible lender" trustee under the Higher Education Act, and all references herein to the Purchaser shall incorporate by this reference the fact that the Purchaser Trustee will be acquiring and holding title to FFELP Loans on behalf of the Purchaser, all as required under the Higher Education Act.

             (n) Acts to be taken by the Seller with respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Seller Trustee as directed by the Seller in writing, which qualifies as an "eligible lender" trustee under the Higher Education Act, and all references herein to the Seller shall incorporate by this reference the fact that the Seller Trustee will be acquiring and holding title to FFELP Loans on behalf of the Seller, all as required under the Higher Education Act.

             (o) [The parties hereto acknowledge that [NAME] shall be third party beneficiaries of this Loan Sale Agreement with the power and right to enforce the provisions hereof, and that [NAME] may become an assignee of the Purchaser. The foregoing creates a permissive right on the part of such third party beneficiaries, and such third party beneficiaries shall be under no duties or obligations hereunder.]

             (p) All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes agreed to between the Purchaser and the Seller, or as may be required by applicable laws hereafter enacted.

             (q) The expiration or termination of this Loan Sale Agreement shall not terminate or otherwise affect any obligations of the parties hereto under this Loan Sale Agreement relating to events prior to such termination or expiration (including, without limitation, (i) obligations with respect to FFELP Loans previously sold and assigned hereunder until each such FFELP Loan has been paid or otherwise satisfied in full, or (ii) any breach prior to such termination of any covenant, agreement or warranty contained herein). Each and every representation, warranty and covenant herein shall survive and remain continuing, operative and in full force and effect regardless of (x) any investigation made by or on behalf of the Seller, the Seller Trustee, the Purchaser, or the Purchaser Trustee, (y) the observance or performance of any covenant, agreement or obligation hereunder or (z) the conveyance of the FFELP Loans purchased hereunder. There shall be no merger of the representations and warranties of the Seller or the Seller

     Trustee into any closing documents or otherwise under any circumstances, but instead each shall be independently enforceable, and, until each FFELP Loan has been paid or otherwise satisfied in full, each and every covenant, representation and warranty of the parties hereto in this Loan Sale Agreement applicable to the FFELP Loan shall continue and survive the purchase of the FFELP Loan hereunder and its delivery to the Purchaser and the Purchaser Trustee.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Loan Sale Agreement to be executed and delivered as of the date first above written by an officer hereunto duly authorized.

                                    GMAC ELF LLC


                                    By
                                      ------------------------------------------
                                    Name:
                                    Title:

                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Seller Trustee


                                    By
                                      ------------------------------------------
                                    Name:
                                    Title:

                                    GMAC EDUCATION LOAN FUNDING TRUST-I


                                    By
                                      ------------------------------------------
                                    Name:
                                    Title:

                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Purchaser Trustee


                                    By
                                      ------------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                             LOAN TRANSFER ADDENDUM

     This Loan Transfer Addendum (the "Addendum") is made and entered into as of the ____ day of _________, 20__, by and among GMAC EDUCATION LOAN FUNDING TRUST-I (the "Purchaser") acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Purchaser Trustee") and GMAC ELF LLC (the "Seller") acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Seller Trustee").

     WHEREAS, the parties hereto entered into the Loan Sale Agreement, dated as of [DATE] (the "Loan Sale Agreement "), and the Seller wishes to sell a portfolio of FFELP Loans (as defined in the Loan Sale Agreement) to the Purchaser, pursuant to and in accordance with the terms and conditions of the Loan Sale Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms in this Addendum shall have the same meanings given to them in the Loan Sale Agreement, unless otherwise specifically stated herein.

     2. SALE OF FFELP LOANS. Subject to the terms and conditions of the Loan Sale Agreement, as of the Loan Purchase Date, the Seller and the Seller Trustee do hereby sell, transfer, assign, set over, and otherwise convey to the Purchaser and the Purchaser Trustee on the Loan Purchase Date, without recourse, all of their respective right, title and interest in and to the portfolio of FFELP Loans identified in the Loan Transfer Schedule attached hereto as Annex A to this Addendum, having an aggregate outstanding principal balance of approximately $____________ (the "Purchased Portfolio"). Subject to the terms and conditions of the Loan Sale Agreement and in reliance upon the representations, warranties and covenants as set forth in the Loan Sale Agreement, the Purchaser Trustee, as trustee under the Eligible Lender Trust Agreement on behalf of the Purchaser and the Purchaser, as their respective interest may appear, do hereby purchase the Purchased Portfolio.

     3.      PURCHASE PRICE.

             (a) Subject to the terms and conditions of the Loan Sale Agreement, the Purchaser shall pay to the Seller with respect to the purchase of the FFELP Loans in the Purchased Portfolio a purchase price (the "Purchase Price") equal to [the sum of (i) the percentage of the aggregate unpaid principal balance thereon described in Annex B to this Loan Transfer Addendum][____% of the aggregate unpaid principal balance thereon], plus (ii) [____%] of the accrued and unpaid interest thereon, each as of the Loan Purchase Date set forth in Section 4 hereof, minus
     (iii) [____%] of the accrued and unpaid Consolidation Loan Rebate Amount from the beginning of the calendar month in which the Loan Purchase Date occurs to and including the Loan Purchase Date. The Purchaser shall pay the Purchase Price to the Seller on the Loan Purchase Date by wire transfer or as otherwise mutually agreed by the parties, in immediately available funds.

             (b) Upon written notice given by one party hereto to the other party hereto no later than [___] calendar days following the Loan Purchase Date, the Purchase Price shall be adjusted to reflect changes resulting from miscalculations of interest, principal, or repayment schedules, or other data or reporting errors, with respect to one or more FFELP Loans purchased hereunder that, in the reasonable judgment of the party receiving the notice, would have changed the original Purchase Price for the related FFELP Loans. The party benefiting from such errors (the "Paying Party") shall pay an amount sufficient to correct and reconcile the Purchase Price and shall provide such documentation as is reasonable and necessary to satisfy the other party that the Purchase Price has been corrected and reconciled. Such payment shall be made by the Paying Party within [___] calendar days following the date on which the written notice required by this Section was first received by the Paying Party.

     4. LOAN PURCHASE DATE. The Loan Purchase Date shall be no later than _________ __, 20__.

     5. REPRESENTATIONS AND WARRANTIES. The Seller hereby makes the representations and warranties set forth in Sections 3(a) and (b) of the Loan Sale Agreement as of the Loan Purchase Date (or such other date as is specifically set forth in the representations and warranties). The Seller Trustee hereby makes the representations and warranties set forth in Section 3(c) of the Loan Sale Agreement as of the Loan Purchase Date (or such other date as is specifically set forth in the representations and warranties).

     6.      CONTINUATION OF BORROWER BENEFITS.

     (a) With respect to the Purchased Portfolio [and each Qualified Substitute Student Loan received in substitution therefore], for so long as Purchaser or an affiliate of Purchaser owns such FFELP Loans, Purchaser agrees, and, for so long as Purchaser Trustee is the eligible lender trustee with respect to such FFELP Loans, Purchaser Trustee agrees, to continue in full force and effect the Borrower Benefits applicable to such FFELP Loans.

     (b) With respect to the Purchased Portfolio [and each Qualified Substitute Student Loan received in substitution therefore], the term "Borrower Benefits" shall mean [____________].

     7.      LOAN SALE AGREEMENT.

             (a) This Addendum sets forth the terms of sale solely with respect to the Purchased Portfolio. This Addendum shall have no effect upon any other sale of any FFELP Loans consummated or contemplated prior to or after the Loan Purchase Date, and all other terms, conditions and agreements contained in the Loan Sale Agreement shall remain in full force and effect. Prior or subsequent sales of FFELP Loans shall each be governed by a separate Loan Transfer Addendum.

             (b) The terms and provisions of the Loan Sale Agreement form a part of, and are incorporated by this reference into, this Loan Transfer Addendum.

     IN WITNESS WHEREOF, the undersigned has caused this Loan Transfer Addendum to be executed and delivered as of the date first above written by an officer hereunto duly authorized.

                                    GMAC ELF LLC


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Seller Trustee


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    GMAC EDUCATION LOAN FUNDING TRUST-I


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Purchaser Trustee


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                        ANNEX A TO LOAN TRANSFER ADDENDUM
                             LOAN TRANSFER SCHEDULE

                                    EXHIBIT B

                          SELLER'S CLOSING CERTIFICATE

     GMAC ELF LLC (the "Seller") does hereby certify that all representations, warranties and statements by or on behalf of the Seller contained in the Loan Sale Agreement, dated as of [DATE] (the "Loan Sale Agreement"), by and among the Seller, acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Seller Trustee") and GMAC EDUCATION LOAN FUNDING TRUST-I (the "Purchaser") acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Purchaser Trustee"), are true and correct on and as of _________ __, 20__ [LOAN PURCHASE DATE], (or such other date as is specifically set forth in such representations, warranties or statements) without exception or qualification whatsoever;

     FURTHERMORE, the Seller does hereby certify that the following documents, where applicable to each FFELP Loan (as defined in the Loan Sale Agreement) acquired under the Loan Sale Agreement, have heretofore been furnished to the Purchaser or are simultaneously herewith delivered in accordance with the instructions of the Purchaser, pursuant to Section 5(d) of the Loan Sale
Agreement:

             (a) Department of Education application or Guarantee Agency application, as supplemented;

             (b)    Note(s) for each Loan;

             (c)    Disclosure and Loan information statement;

             (d) Guarantee Agreement, Agreement for Participation in the Guaranteed Loan Program and Notification of Loan Approval by the Guarantee Agency with respect to each Guaranteed Loan (or certified copy thereof);

             (e) Any other documentation held by the Seller relating to the history of such Eligible Loan;

             (f) Secretary of Education and Guarantee Agency Loan Transfer Statements;

             (g) Uniform Commercial Code financing statement, if any, securing any interest in an Eligible Loan to be Financed, and an executed termination statement related thereto;

             (h)    Evidence of Loan disbursement; and

             (i) Any other document required to be submitted with a claim to the Guarantee Agency.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered as of ______ __, 20__ by an officer hereunto duly authorized.

                                    GMAC ELF LLC


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT C

                             BLANKET ENDORSEMENT OF
                          STUDENT LOAN PROMISSORY NOTES

     [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Seller Trustee") for GMAC ELF LLC ("Seller"), by execution of this instrument, hereby endorses each promissory note (collectively, the "Promissory Notes") acquired on the date set forth below by [ELIGIBLE LENDER TRUSTEE NAME], as eligible lender trustee (the "Purchaser Trustee") for GMAC EDUCATION LOAN FUNDING TRUST-I (the "Purchaser") pursuant to the Loan Sale Agreement, dated as of [DATE] (the "Loan Sale Agreement"), by and among the Seller, the Seller Trustee, the Purchaser, and the Purchaser Trustee. This endorsement is in blank, unrestricted form and is in favor of [ELIGIBLE LENDER TRUSTEE NAME] as the Purchaser Trustee on behalf of the Purchaser. This endorsement is without recourse, except as provided under the terms of the Loan Sale Agreement. All right, title, and interest of Seller in and to the promissory notes and related documentation [identified in the attached loan ledger][loans identified in the Loan Transfer Schedule attached to the Loan Transfer Addendum dated as of _________ and executed and delivered pursuant to the Loan Sale Agreement by the parties thereto] are transferred and assigned to Purchaser Trustee on behalf of the Purchaser.

     This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the Promissory Notes and related documentation acquired by the Purchaser Trustee on behalf of the Purchaser from Seller or Seller Trustee, or by attaching this instrument to the loan ledger schedule, as the Purchaser may require or deem necessary.

     Notwithstanding the foregoing, Seller Trustee agrees to individually endorse each Promissory Note in the form provided by Purchaser or Purchaser Trustee as Purchaser or Purchaser Trustee may from time to time require or if such individual endorsement is required by the guarantor of the Promissory Note.

     Dated this ___ day of, _________, 20__.

                                    GMAC ELF LLC


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Seller Trustee


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT D

                                  BILL OF SALE

     FOR VALUE RECEIVED, pursuant to the terms and conditions of the Loan Sale Agreement, dated as of [DATE] (the "Loan Sale Agreement"), by and among the GMAC ELF LLC (the "Seller"), acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Seller Trustee") and GMAC EDUCATION LOAN FUNDING TRUST-I (the "Purchaser") acting by and through [ELIGIBLE LENDER TRUSTEE NAME], not individually but solely as eligible lender trustee (the "Purchaser Trustee"), the Seller and the Seller Trustee, as their respective interest may appear, each does hereby grant, sell, assign, transfer and convey to [ELIGIBLE LENDER TRUSTEE NAME], solely in its capacity as the Purchaser Trustee on behalf of the Purchaser and its successors and assigns, all right, title and interest of the Seller and the Seller Trustee in and to the following:

                    (i) The loans described in [ANNEX A, attached hereto] [the Loan Transfer Schedule attached to the Loan Transfer Addendum dated as of _________ and executed and delivered pursuant to the Loan Sale Agreement by the parties thereto] (the "Loans");

                    (ii) All promissory notes and related documentation evidencing the indebtedness represented by such Loans; and

                    (iii) All proceeds of the foregoing including, without limitation, all payments made by the obligor thereunder or with respect thereto, all guarantee payments made by any guarantee agency with respect thereto, and all interest benefit payments and special allowance payments with respect thereto made under Title IV, Part B, of the Higher Education Act of 1965, as amended, and all rights to receive such payments, but excluding any proceeds of the sale and contribution made hereby.

     TO HAVE AND TO HOLD the same unto the Purchaser Trustee on behalf of the Purchaser, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Loan Sale Agreement, and is without recourse, except as provided in the Loan Sale Agreement.

     IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by one of its officers duly authorized to be effective as of the ____ day of ________, 20__.

                                    GMAC ELF LLC


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    [ELIGIBLE LENDER TRUSTEE NAME], not
                                    in its individual capacity but solely as Seller Trustee


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:

                                       D-2